Exhibit 99.2

EXPRESS SCRIPTS HOLDING COMPANY

CORPORATE GOVERNANCE GUIDELINES

As of September 9, 2015

I.	BOARD ROLE AND STRUCTURE

A. General. The Company’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer (CEO) and the oversight of the Board, to enhance the long-term value of the Company for its stockholders. The Board is elected by the stockholders to oversee management and to help assure that the long-term interests of stockholders are being served. Both the Board and management recognize that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties, including employees, recruits, customers, suppliers, communities, governmental bodies and the public at large.

B. Functions. In addition to general oversight of management, the Board, either directly or through on or more of its Committees, also performs a number of specific functions, including:

(1) Selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

(2) Providing counsel and oversight on the selection, evaluation and development of senior management;

(3) Reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions;

(4) Assessing major risks facing the Company and reviewing options for their mitigation; and

(5) Ensuring processes are in place for maintaining the integrity of the Company, including the integrity of the financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers and suppliers, and the integrity of relationships with other stakeholders.

C. Board Size. It is the policy of the Board that the number of directors shall not exceed a number that can function efficiently as a body. The Corporate Governance Committee, in consultation with the Chairman of the Board and the CEO, shall consider and make recommendations to the Board concerning the appropriate size and needs of the Board.”

D. Board Composition.

(1) Independent Directors. At all times, no less than a majority of the members of the Board of Directors shall qualify as independent directors in accordance with the applicable provisions of (a) the Securities Act of 1934, as amended, and the rules promulgated thereunder, and (b) the Nasdaq Global Select Issuer requirements for independent directors, or with the similar requirement of any exchange on which the Company’s stock may subsequently be listed.

(2) Separation of Chairman and CEO. The Chairman of the Board may be a director who is also an executive officer of the Company or an outside/independent director. The determination of whether the Chairman shall also serve as the CEO of the Company shall be made at the discretion of the Board based the best interests of the Company. However, upon a transition of the CEO, the roles of Chairman of the Board and CEO shall generally be split until such time as the Board determines otherwise based on the best interests of the Company.

(3) Presiding Director. During such times when the position of Chairman of the Board is held by a director who is not independent, the independent directors shall annually select one independent director to serve as the Board’s Presiding Director. The Presiding Director will serve as a liaison between the Chairman of the Board and the independent directors, and will chair all meetings of the Board when the Chairman of the Board is not present. The Presiding Director will also perform functions in connection with the Board meetings as set forth in Section III.B below. If requested by major shareholders, the Presiding Director shall ensure that he or she is available for consultation and direct communication with such shareholders. In the event of any vacancy, the Chair of the Corporate Governance Committee shall serve as the Presiding Director until a new Presiding Director is selected.

(4) Senior Management as Directors. The Board believes that, in addition to the CEO, from time to time it may be appropriate for one or more additional officers of the Company to be members of the Board. However, no particular officer of the Company shall necessarily be entitled to be elected to the Board by virtue of his or her position with the Company.

(5) Former Management as Directors. The Board believes this is a matter to be decided in each individual instance. When an executive officer who is serving on the Board resigns from management, he or she should submit his or her resignation from the Board at the same time unless his or her employment agreement provides otherwise. Whether the individual continues to serve on the Board is a matter for discussion at that time with the (new) CEO and the Board.

Ownership Requirements. Directors are asked to maintain a level of stock ownership sufficient, in the judgment of the Corporate Governance Committee, to closely align the interests of directors with those of stockholders. Currently, directors are expected to maintain stock ownership with a value of at least 1.5 times the notional value of the Company’s annual equity grant to non-employee directors. To count towards this requirement, stock has to be owned “free and clear” (i.e., unexercised options/stock-settled stock appreciation rights or unvested restricted stock/restricted stock units would not be counted). Directors are given five years to meet this requirement. In addition, once a director has met the requirement, if the value of the stock held by such director falls below required ownership level due to a decrease in the trading price for the

Company’s stock, such director shall have two years to remedy such shortfall. Directors may not engage in hedging transactions relative to their ownership of the Company’s stock (i.e., transactions which attempt to limit or offset exposure to price fluctuations in the Company’s stock), including through the buying or selling of puts, calls or any other forms of derivative securities with respect to the Company’s securities, the acquisition of insurance policies, the entering into of swaps or forward contracts, or otherwise. These stock ownership requirements shall be reviewed at least annually by the Corporate Governance Committee.

II.	DIRECTOR SELECTION AND EVALUATION.

A. Board Membership Criteria. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders. The Corporate Governance Committee (which also serves as the Nominating Committee) is responsible for the determination of the appropriate skills and characteristics required of Board members and candidates for the Board, which should include, among other things, independence; considerations of character, judgment, and personal and professional integrity; ability to read and understand corporate financial statements; willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the Board; qualifications for membership on certain committees of the Board; any potential conflicts of interest; make up and diversity of the Company’s existing Board; age; relevant professional skills and depth of business experience such as understanding of technology, finance and marketing, healthcare, etc. — all in the context of an assessment of the perceived needs of the Board at that point in time.

B. Stockholder Recommendation of Potential Board Candidates. Stockholders wishing to recommend candidates for consideration by the Corporate Governance Committee to become nominees for election to the Board may do so by submitting a written recommendation to the Corporate Governance Committee in accordance with the Company’s procedures for the submission of “Nominations of Directors,” as set out in Section 1.11 of the Company’s Bylaws.

C. Procedure for Selecting Nominees. The Corporate Governance Committee is responsible for screening of director candidates. Nominees to be presented for election to the Board at the Company’s Annual Meeting of Stockholders shall be approved and nominated by the Corporate Governance Committee. The Corporate Governance Committee shall screen and recommend to the full Board candidates to fill vacancies on the Board, and, upon recommendation of the Corporate Governance Committee, the full Board approves the election of a new director. The Corporate Governance Committee shall consider the diversity, age, skills, and experience of candidates in the context of the overall needs of the Board. The Corporate Governance Committee shall evaluate diversity in a broad sense, recognizing the benefits of racial and gender diversity, but also considering the breadth of backgrounds, skills, and experiences that candidates may bring to the Board.

D. Majority Voting for Directors. The Board endorses the principle of using a majority vote standard for non-contested elections as set forth in the Company’s Bylaws and the following guideline.

The Board expects a director to tender his or her resignation if he or she fails to receive the number of votes required by the Company’s Bylaws for election. The Board will only nominate for election or re-election as director those who have submitted or, in the case of non-incumbent candidates for the Board, who submit upon their nomination by the Board, an irrevocable contingent resignation. The resignation becomes effective only if the director fails to receive a sufficient number of votes for re-election at an annual meeting and the Board accepts the resignation.

If a director fails to receive a sufficient number of votes for election, the Corporate Governance Committee will consider such tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of such resignation. The Board will consider the Corporate Governance Committee’s recommendation and publicly disclose its decision no later than 90 days following the date of the certification of the election results. The Corporate Governance Committee in determining its recommendation to the Board, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

No director whose resignation is under consideration shall participate in the Corporate Governance Committee’s recommendation or the Board’s determination of whether to accept the resignation. If each member of the Corporate Governance Committee fails to receive a sufficient vote for election, then the independent directors who did receive a sufficient vote shall appoint a committee amongst themselves to consider the resignations and make a recommendation to the Board.

If such incumbent director’s resignation is not accepted by the Board, the directors will continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

E. Criteria and Procedure for Evaluating Director Performance. The Corporate Governance Committee is responsible for conducting an assessment of the performance of the board, board committees, and individual independent directors, as well as for reviewing with the board the results of these assessments, at least biannually. The committee is also responsible for assessing the effectiveness of the processes used by the board.

F. Retirement Age. It is the current policy of the Board that directors shall retire at the next annual meeting after reaching age 75. The Corporate Governance Committee periodically reviews the retirement policy to ensure that it remains appropriate in light of the Company’s needs.

G. Term Limits. The Board does not believe it should establish term limits for directors. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have developed, over a period of time increasing insight into the Company and its operations. As an alternative to term limits, the Corporate Governance Committee, in conjunction with the CEO and the Chairman of the Board, will formally review each director’s continuation on the Board annually. This will also allow each director the opportunity to confirm his/her desire to continue as a member of the Board.

H. Limits on Outside Activities.

(1) Serving as Director of Other Companies. The CEO and other executive officers shall obtain the approval of the Corporate Governance Committee prior to accepting an invitation to serve on the Board of another public company or on the Board of any private company that would represent a material commitment of time. It is generally advisable for the executive officers to limit such outside directorships to two. The CEO and other executive officers shall not serve on the Board of a company for which a non-employee director of Express Scripts serves as an officer.

Outside directors must notify the Chair of the Corporate Governance Committee or General Counsel in a timely fashion before accepting an invitation to serve, or to become a nominee to serve, on the board of another for-profit company (public or private). This prior notice is to allow discussion with the Chair of the Corporate Governance Committee and/or General Counsel to review whether such other service will interfere with the outside director’s service on the Company’s Board, impact the director’s status as an independent director, or create an actual or apparent conflict of interest for the director.

(2) Resignation Upon Change of Employment Status. It is the policy of the Board that if an outside director’s principal position, status or employment should substantially change, or any employee director’s employment with the Company should terminate for any reason, and, in either case, such change or termination was not contemplated at the time the director was nominated for election, the director should volunteer to resign from the Board. The decision as to whether to accept such resignation or whether the director shall continue to serve as a member of the Board is the responsibility of the Corporate Governance Committee.

III.	BOARD OPERATIONS.

A. Director Compensation.

(1) Form of Compensation. The Board believes that director compensation should be tied, in part, to corporate performance. In addition to an annual retainer, meeting fees, and reimbursement of expenses, each outside director is entitled to receive equity awards as determined by the Corporate Governance Committee from time to time. These grants are intended to align director interest with that of the stockholders. Board Compensation shall be reviewed at least annually by the Corporate Governance Committee.

(2) Review of Compensation. It is appropriate for management of the Company to review and report from time to time to the Compensation Committee on the status of Board compensation in relation to other similarly situated U.S. companies. The Compensation Committee shall make any recommendations regarding changes in director compensation to the Corporate Governance Committee.

(3) Charitable Contributions. The Board is committed to maintaining the independence of its independent directors. Accordingly, substantial charitable contributions made by the Company to organizations with which a director is affiliated, and charitable contributions made by the Company to certain organizations on behalf of, or at the request of, a director, will be considered by the Corporate Governance Committee in analyzing the director’s independence.

B. Meetings.

(1) Number of Meetings. The Board shall generally meet five times annually, with four regular meetings along with an additional planning meeting. In addition, the Board may hold additional meetings as determined by the needs of the business.

(2) Executive Sessions. Each regular meeting of the Board shall also include a meeting of the independent directors in executive session, i.e., without management present. The independent Board members may also meet in executive session independent of a regular or special meeting of the entire Board. In the event a Presiding Director is appointed, all such executive sessions of independent directors shall be chaired by the Presiding Director, who shall also have the authority to call such executive sessions.

(3) Agenda Preparation. The Chairman of the Board (as well as the CEO, if different from the Chairman of the Board) and the Corporate Secretary, in consultation with the Presiding Director, will establish the agenda for each Board meeting. The Presiding Director shall have the authority to approve the final meeting agenda as well as the meeting schedule to assure that there is sufficient time for discussion of all agenda items. Each director may recommend agenda items, and is free to raise any subjects that are not on the agenda for a particular meeting.

(4) Advance Distribution of Agenda. Information and data that is important to the Board’s understanding of the business to be conducted at a meeting shall be distributed in writing to the Board before the Board meets whenever practicable. The Chairman of the Board (as well as the CEO, if different from the Chairman of the Board), the Corporate Secretary and the Presiding Director, if appointed, may determine the nature and extent of the information and data that is so distributed. Sensitive subject matters may be discussed at the meeting without written materials being circulated in advance or at the meeting.

(5) Meeting Preparation and Attendance. Directors shall take adequate time to review all meeting materials distributed in advance of Board and committee meetings. Directors are expected to attend all Board meetings and the meeting of committees on which they serve, to ask probing questions, to engage in discussion and spend the time needed to discharge their responsibilities. In particular, a director should not hesitate to ask for the facts and any assumptions underlying conclusions and opinions presented to the Board.

C. Keeping the Board Informed.

(1) Board Access to Senior Management and Employees. Members of the Board have complete access to the Company’s senior management and employees. Any meetings or contact that a Board member wishes to initiate may be arranged through the CEO or the Corporate Secretary or directly by the Board member. It is assumed that Board members will use judgment to be sure that such contact is not distracting to the business operation of the Company, and that such contact, if substantive and in writing, be copied (where appropriate) to the CEO and the Chairman.

(2) Non-Director Management Attendance at Meetings. Senior managers who are not members of the Board currently attend Board meetings on a regular basis. Non-Board members may be excused from Board meetings from time to time when the Chairman or any other Board member requests an executive session. The Board encourages senior management to bring managers to Board meetings from time to time when such managers (i) can provide additional insight to the items being discussed, or (ii) can otherwise benefit from exposure to the Board.

(3) Presentations by Non-Director Management. The Board believes that the Chairman of the Board, in consultation with the CEO, if different from the Chairman of the Board, should determine the form of each presentation to the Board and the appropriate person to make such presentation.

(4) Access to Outside Advisors. The Board and each committee thereof shall have the power to hire, consult with, and have present at Board and committee meetings independent advisors as they deem necessary or appropriate.

(5) Attendance at Annual Stockholder Meeting. Each director is encouraged to attend the Company’s annual meeting of stockholders.

(6) Communications from Stockholders. Stockholders wishing to communicate with the Board or with an individual director with respect to the Company may do so by writing to the Board or the specific director, and mailing the correspondence to: Attention: Corporate Secretary, Express Scripts Holding Company, One Express Way, Saint Louis, Missouri 63121. The outside of the envelope should clearly indicate that it contains a stockholder communication. The office of the

Corporate Secretary shall review and forward the correspondence to the appropriate person or persons for response, with the exception of correspondence which is inappropriate or unrelated to the duties and responsibilities of the Board.

D. Committee Operations.

(1) Number and Type. The Board believes that committees should be created and disbanded depending on the particular interests of the Board, issues facing the Company and legal requirements. The current standing committees of the Board are the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Compliance Committee. The charters of each standing committee shall be reviewed periodically by the Board with a view to delegating to committees the authority of the Board concerning matters appropriate to such committee. The Board has the flexibility to form a new committee or disband a current committee as it deems appropriate; provided, that, the Board shall maintain all committees required by applicable law or listing requirements.

(2) Number of Independent Committee Members. Each of the Audit, Compensation, Corporate Governance and Compliance Committees will consist entirely of independent directors.

(3) Committee Charters. Each standing Committee shall have a written charter, which shall be approved by the full Board of Directors. Committee charters shall be reviewed at least annually to reflect the activities of each of the respective Committee, changes in applicable law or listing requirements and other relevant considerations, and any revisions to such charters shall be approved by the Board of Directors.

(4) Assignment of Committee Members and Chairmen. The Corporate Governance Committee, in consultation with the Chairman and CEO, shall recommend the appointment of committee members and chairs for approval by the full Board. Committee assignments shall be made in compliance with the committee charters and with applicable securities laws and stock exchange rules. Committee membership may be rotated periodically as deemed appropriate by the Board. The Board may designate one or more directors to serve as alternate members of any committee (other than the Audit Committee), who may replace any absent or disqualified member at a meeting of the committee.

The Corporate Governance Committee will consider and make recommendations to the Board regarding the periodic rotation of Committee assignments and Committee chair positions, recognizing that at times it may not be in the best interest of the Company to change a Committee assignment or chair position, such as when a director has special knowledge or experience. In an effort to minimize disruption to the Committees, the Corporate Governance Committee shall endeavor to limit changes in Committee chair positions to one per year, except when circumstances require otherwise.

(5) Committee Meetings. Each committee shall hold regular meetings as often as necessary to carry out its responsibilities. Special meetings of committees may also be called as necessary.

(6) Committee Agendas. The chair of each committee, in consultation with the appropriate members of management, shall develop the agenda for meetings of the committees. Each director who is a member of a committee may recommend agenda items, and is free to raise any subjects that are not on the agenda for a particular meeting.

(7) Committee Reports. Minutes of committee meetings will be submitted to the full Board at the next meeting of the Board. Committee chairmen are offered the opportunity to comment on committee activities at each Board meeting.

E. Confidentiality and Non-Disclosure. Directors are required to maintain the confidentiality of all information regarding Board proceedings and deliberations, and all information regarding the Company and its officers, directors and affiliates that the director learns in his or her capacity as a director of the Company. Directors may not use confidential information for their own personal benefit or for the benefit of persons or entities outside the Company, or in violation of any law or regulation, including insider trading laws and regulations. The Board believes that management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company. However, it is expected that Board members would speak for the Company only with the knowledge of management, and, in most instances at the request of management. In those instances where comments from the Board are appropriate, they should, in most circumstances, come from the Chairman. All communications should comply with the Company’s Disclosure Policy then in effect.

F. Director Orientation and Training. In order to promote director effectiveness, management has implemented an orientation process for new directors that includes a Board manual and comprehensive written materials concerning the Company, its operations and the policies and procedures of the Board, opportunities to meet with key members of management, and visits to the Company’s offices and facilities. The Company encourages all directors to participate in continuing education programs and considers such participation an appropriate expense to be reimbursed by the Company.

G. Compliance with Policies. Directors shall comply with the “Policy Regarding Securities Trades By Company Personnel,” “Insider Trading Policy,” “Related Person Transaction Policy” and “Code of Ethics,” which have been adopted by the Company.

H. Disciplinary Measures. Directors may be subject to disciplinary action for the failure to comply with applicable Company policies, including, without limitation, the “Policy Regarding Securities Trades By Company Personnel,” “Insider Trading Policy,” “Related Person Transaction Policy” and “Code of Ethics”. The Corporate Governance Committee (other than the director whose conduct is at issue if such a director is a member of the Corporate Governance Committee) will consider and make recommendations to the full Board regarding the disciplinary measure, if any, to be taken against such director and upon recommendation of the Corporate Governance Committee, the approval of the full Board (other than the director whose conduct is at issue) will be required in order for the disciplinary measure, if any, to be taken against such director.

IV.	MANAGEMENT OVERSIGHT.

A. Executive Compensation. The Compensation Committee administers the Company’s compensation plans, including its equity incentive plan and its deferred compensation plan. However, the Compensation Committee’s overall determinations regarding compensation of executive officers (consisting of the CEO, president and all executive vice presidents) are subject to ratification by the full Board, except, for executive officers other than the CEO, when exigent circumstances require the Compensation Committee to act independent of the Board.

B. Annual CEO Performance Evaluation. To ensure that the CEO is providing the best leadership for the Company, the Board will annually evaluate the CEO’s performance in an executive session of independent directors. This evaluation of the CEO’s performance against his goals and objectives shall be considered by the Board and/or the Compensation Committee, as appropriate, in determining the CEO’s compensation. The Board, with input from the Compensation Committee and Corporate Governance Committee, shall annually review corporate goals and objectives relevant to the CEO’s compensation.

C. Management Succession Planning. The ultimate responsibility for the selection of a successor CEO resides with the Board. However, the Board may delegate to a committee responsibility for development and periodic review of the Company’s succession plan for the CEO and other members of senior management. The CEO should inform the Board, on a regular, ongoing basis, of the CEO’s recommendation as to his successor or interim successor should he become suddenly disabled.

D. Management Development. A comprehensive presentation on management development programs and the identification of high potential or experienced managerial candidates to succeed present senior officers shall be discussed annually by the Board. The CEO shall review senior management succession with the Board.

V.	ASSESSMENT OF BOARD EFFECTIVENESS.

The Board believes it is appropriate to review its own effectiveness annually, including its corporate governance policies and practices. The Corporate Governance Committee will assume the responsibility and report to the Board the results of its analysis and any recommendations following each such review. The Corporate Governance Committee should conduct this type of review whenever it determines such a review is necessary, but no less than annually. Any director is free to make suggestions to improve the Board’s practices at any time and is encouraged to do so. The Corporate Governance Committee’s assessment of the Board should be made with respect to the Board’s contribution as a whole and should specifically review areas in which the Board and/or management believe a better contribution could be made. The purpose of such an assessment should be to increase the effectiveness of the Board as a whole, not to focus upon the performance of individual Board members.

VI.	REVIEW OF CORPORATE GOVERNANCE GUIDELINES.

The Corporate Governance Committee shall review and report to the Board on matters of corporate governance, including conducting annual reviews of these Guidelines and recommending revisions as appropriate.